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                                                                            Ex 5

                                [Letterhead of]

                           Union Pacific Corporation


Richard J. Ressler
Assistant General Counsel


                                                                    May 12, 1995


Union Pacific Corporation
Eighth and Eaton Avenues
Bethlehem, PA 18018


                 Re:   Union Pacific Corporation
                       $1,000,000,000 Aggregate Public Offering
                       Price of Offered Securities




Dear Sirs:

         I am Assistant General Counsel of Union Pacific Corporation, a Utah corporation (the "Company"), and am rendering this opinion in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the Company's debt securities (the "Debt Securities"), preferred stock, with no par value (the "Preferred Stock"), warrants to purchase Debt Securities and Preferred Stock (the "Warrants"), Preferred Stock, and common stock, par value $2.50 per share, (the "Common Stock") issuable upon conversion or exchange of Debt Securities or Preferred Stock, and Preferred Stock upon exercise of Warrants (the Debt Securities, Preferred Stock, Warrants and Common Stock are collectively referred to as the "Offered Securities"), for issuance from time to time pursuant to Rule 415 under the Act.

         I have examined the form of Indenture (the "Indenture") between the Company and Chemical Bank, as Trustee (the "Trustee"), pursuant to which the Debt Securities will be issued, and I have examined such other documents and made such other investigations as I have
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deemed necessary or advisable for purposes of this opinion.  Based thereon, I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Utah.

          2. The execution and delivery of the Indenture by the Company and the issuance and sale of Debt Securities have been validly authorized by all necessary corporate action by the Company.

          3. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, (iii) the Indenture shall have been executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, and (iv) the Debt Securities shall have been (A) duly authorized, executed, authenticated and delivered against payment therefor or (B) issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for Debt Securities or upon exercise of Warrants, and the Company shall have received any additional consideration which is payable upon such conversion, exchange or exercise, the Debt Securities shall constitute binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and subject to general principles of equity.

          4. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with and (iii) the Preferred Stock shall have been (A) authorized, issued and sold as contemplated by the Registration Statement and the Company shall have received consideration therefor or (B) issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for shares of Preferred Stock or upon exercise of Warrants and the Company shall have received any additional consideration which is payable upon such conversion, exchange or exercise, the Preferred Stock will be validly issued, fully paid and non-assessable.

          5. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or

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securities laws of certain states shall have been complied with, and (iii) the
Common Stock shall have been issued upon conversion or exchange of Debt Securities or Preferred Stock which, by their respective terms, are convertible into or exchangeable for shares of Common Stock, and the Company shall have received any additional consideration which is payable upon such conversion or exchange, the Common Stock shall be validly issued, fully paid and non-assessable.

          6. When (i) the Registration Statement shall have become effective under the Act, (ii) the Blue Sky or securities laws of certain states shall have been complied with, and (iii) a warrant agreement or agreements shall have been authorized, executed and delivered by the Company and a warrant agent, and (iv) the Warrants shall have been duly executed and delivered against payment therefor, the Warrants shall be legally issued.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. I also consent to the use of my name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.


                                        Very truly yours,


                                        /s/ Richard J. Ressler